UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                            MEXCO ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701
                                 (432) 682-1119

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To be held September 14, 2006


TO THE STOCKHOLDERS:

      Notice is hereby given that the Annual Meeting of the Stockholders of MEXCO ENERGY CORPORATION ("the Company") will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701, at 2:00 p.m. on September 14, 2006, for the following purposes:

      1.    Electing Directors of the Company.

      2. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2007.

      3. Considering all other matters as may properly come before the meeting.

      The Board of Directors has fixed the close of business on July 18, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

      DATED this 12th day of July 2006.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           DONNA GAIL YANKO, SECRETARY


                                    IMPORTANT

Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy card, which requires no postage, and return it promptly. Any stockholder granting a proxy may revoke same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                            MEXCO ENERGY CORPORATION
                          214 W. Texas Ave., Suite 1101
                              Midland, Texas 79701


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held Thursday, September 14, 2006

                              SOLICITATION OF PROXY

      The accompanying proxy is solicited on behalf of the Board of Directors of Mexco Energy Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 14, 2006, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 25, 2006.

      Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

      As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

      1.    Electing Directors of the Company;

      2. Considering and voting upon a proposal to appoint Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2007; and

      3. Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

      The voting securities of the Company consist solely of common stock, par value $0.50 per share ("Common Stock").

      The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on July 18, 2006, at which time the Company had outstanding and entitled to vote at the meeting 1,743,041 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

      Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

      The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

      Abstentions and broker non-votes (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners of such shares or persons entitled to vote on the matter) will be counted for the purpose of determining whether a quorum is present. Abstentions are counted in tabulations of votes cast on proposals submitted to stockholders to determine the total number of votes cast. Abstentions are not counted as votes for or against any such proposal. Broker non-votes are not counted as votes cast for purposes of determining whether a proposal has been approved and will have no effect on the vote for any matter properly introduced at the Annual Meeting.

      If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR THE APPOINTMENT OF GRANT THORNTON LLP AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                              ELECTION OF DIRECTORS

      At the Annual Meeting to be held on September 14, 2006, seven persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they are available for election to the Board of Directors. The Company's nominees for the seven directorships are:

            Thomas R. Craddick                 Jeffry A. Smith
            Thomas Graham, Jr.                 Nicholas C. Taylor
            Arden R. Grover                    Donna Gail Yanko
            Jack D. Ladd

      For information about each nominee, see "Directors and Executive
Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

      The Board of Directors currently consists of four persons who are employees of the Company and three persons who are not employees of the Company (i.e., outside directors). Since over 50% of the voting power of the Company is held by an individual, pursuant to Section 121 of the American Stock Exchange rules the Company has elected to utilize the exception to the American Stock Exchange requirement in Section 802 that at least a majority of the directors on the Board of Directors of each listed Company consist of independent directors as defined in Section 121A of said rules.

      Set forth below are the names, ages and positions of the Company's Directors and executive officers as of July 12, 2006. The Board of Directors has determined that each of these three outside directors, namely Messrs. Ladd, Grover and Smith are independent in accordance with American Stock Exchange rules and under the Exchange Act.

                                                                                                             Director of the
         Name                    Age                   Position with the Company                              Company Since
         ----                    ---                   -------------------------                              -------------
Thomas R. Craddick                 62                  Director                                                    1998
Thomas Graham, Jr.                 72                  Director and Chairman of the Board                          1997
                                                       Director                                                1990 to 1994
Arden R. Grover                    80                  Director                                                    2001
Jack D. Ladd                       56                  Director                                                    1998
Jeffry A. Smith                    59                  Director                                                    2005
Nicholas C. Taylor                 68                  President and Director                                      1983
Donna Gail Yanko                   62                  Vice President, Secretary, Director                         1990

      The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

      Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

      THOMAS R. CRADDICK was elected to the Board of Directors of the Company in March 1998. Since 1968 to the present, Mr. Craddick has served as a Representative and in 2003 became Speaker of the House of Representatives of the State of Texas. Throughout his tenure of the past 19 sessions of the Legislature, Representative Craddick has served on various committees and conferences. For more than the past eight years Mr. Craddick has been the sales representative for Mustang Mud, Inc., as well as the owner of Craddick Properties and owner and President of Craddick, Inc., both of which invest in oil and gas properties and real estate.

      THOMAS GRAHAM, JR. was appointed Chairman of the Board of Directors, by the Directors of the Company in July 1997, having served as a director from 1990 through 1994. From July 1994 through July 1997, Mr. Graham served as a United States Ambassador. For nearly fifteen years prior thereto, Mr. Graham served as the General Counsel, United States Arms Control and Disarmament Agency, as well as Acting Director and as Acting Deputy Director of such Agency successively, in 1993 and 1994. In these and prior positions he held a senior position in every arms control negotiation in which the United States participated from 1970 - 1997. He is a board member of Thorium Power Inc. which is merging into Novastar Resources, Inc. and will be Chairman of the Board of Novastar. He currently serves as Chairman of the Board of the Cypress Fund for Peace and Security. He is a Fellow at the Eisenhower Institute. In addition, he is a Board Member of the United States Industry Coalition (helping U.S. business in Russia), Chairman of the Bi-partisan Security Group (working with the U.S. Congress) and adjunct professor at Stanford University and the University of Washington (Seattle). He is the author of "Disarmament Sketches", University of Washington Press, 2002 and "Common Sense on Weapons of Mass Destruction", University of Washington Press, 2004 and co-author of "Cornerstone of Security", University of Washington Press, 2003.

      ARDEN R. GROVER* was elected to the Board of Directors of the Company in September 2001. Mr. Grover has been an independent oil and gas producer for more than 40 years and is the managing partner of Grover Family L.P., an oil and gas producing company. He is a Director of Glencoe Resources Ltd., Calgary, Alberta, Canada and an advisory Director of Caithness Resources Inc., a geothermal energy company. Mr. Grover is a past President of the Permian Basin Petroleum Association.

      JACK D. LADD* was elected to the Board of Directors of the Company in March 1998. In September 2004 Mr. Ladd was appointed Director of the John Ben Shepherd Leadership Institute of the University of Texas. Previously for 25 years, Mr. Ladd was a shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas. Mr. Ladd was a partner in various real estate partnerships and is an arbitrator for the National Association of Securities Dealers, and a mediator certified by the Attorney Mediation Institute. Mr. Ladd also serves as director for Map Resources, Inc., a company that invests in oil and gas minerals and royalties. In 2002, Mr. Ladd was appointed by the Governor of Texas as a member of the State Securities Board to serve a six year term and in 2004 to serve as Chairman thereof, and in 2003, the Select Committee on Education of the State of Texas.

      JEFFRY A. SMITH* was appointed to the Board of Directors of the Company in March 2005. For the past approximately 7 years, Mr. Smith has been a geological consultant for several major and independent oil companies. Previously, he had served as Vice President of Exploration for two independent oil companies. He served as an exploration geologist for Mobil Oil Corporation, Midwest Oil Corporation and Burma Oil and Gas Corporation in the early years of his career. Mr. Smith is a certified geologist of the Texas Board of Professional Geoscientists. He is a member of AAPG, PBS-SEPM and Sipes and his publications include: "Development in West Texas and Eastern New Mexico in 1975: AAPG Bull,
V. 60, No. 8" and "Introductory Paper to 1977 Gas Field Symposium - WTGS Publisher".

      NICHOLAS C. TAYLOR was elected President, Treasurer and Director of the Company in April 1983 and continues to serve as President and Director on a part time basis, as required. Mr. Taylor served as Treasurer until March 1999. From July 1993 to the present, Mr. Taylor has been involved in the independent practice of law and other business activities including independent oil and gas exploration and production. For more than the prior 19 years, he was a director and shareholder of the law firm of Stubbeman, McRae, Sealy, Laughlin & Browder, Inc., Midland, Texas, and a partner of the predecessor firm. In 1995, he was appointed by the Governor of Texas to the State Securities Board through January 2001. In addition to serving as chairman for four years, he continued to serve as a member of such board to 2004. He began serving as a Commissioner of the Texas State Ethics Commission in November 2005.

      DONNA GAIL YANKO has served as Vice President part-time and as a Director of the Company since 1990. She has also served as Corporate Secretary of the Company since 1992 and from 1986 to 1992 was Assistant Secretary of the Company. From 1986 to the present, on a part-time basis, she has assisted the President of the Company in his personal business activities.

      TAMMY L. MCCOMIC joined the Company in 2001, and was elected Chief Financial Officer and Vice President in 2003. Prior thereto, Ms. McComic served the Company as Controller, Treasurer and Assistant Secretary. From 1994 to 2001 Ms. McComic was Regional Controller and Credit Manager for Transit Mix Concrete & Materials Company, a subsidiary of Trinity Industries, Inc. Ms. McComic is a certified public accountant.

      *Indicates independence has been determined by the Board of Directors in accordance with the American Stock Exchange rules.

                      MEETINGS AND COMMITTEES OF DIRECTORS

During fiscal year ended March 31, 2006, The Board of Directors held five meetings. All of the Directors attended these meetings, except that one member of the Board of Directors was absent from one meeting.

      Audit Committee. The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Ladd, Grover and Smith, all of whom are non-employee directors and "independent", as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The Board of Directors has determined that Mr. Ladd, who currently serves as the Chairman of the Audit Committee, is an "audit committee financial expert" (as that term is defined under the applicable SEC rules and regulations) based on the Board's qualitative assessment of Mr. Ladd's level of knowledge, experience and formal education. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of the Company's independent public accountants; and to review non-audit services provided by the independent public accountants. The Audit Committee held four meetings during fiscal year ended March 31, 2006. All members of the Audit Committee attended these meetings. The Audit Committee operates under a written charter adopted and approved by the Board of Directors in fiscal 2004, a copy of which may be accessed on the internet at www.sec.gov. The report of the Audit Committee for fiscal year 2006 is included in this proxy statement below.

      Compensation Committee. The Compensation Committee currently consists of Messrs. Grover, Chairman, Ladd, and Smith, all of whom are non-employee directors and "independent" as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The primary function of the Compensation Committee is to determine compensation for the officers of the Company that is competitive and enables the Company to motivate and retain the talent needed to lead and grow the Company's business. The Compensation Committee held two meetings after the fiscal year ended March 31, 2006. All members of the Compensation Committee attended such meetings. The report of the Compensation Committee for fiscal year 2006 is included in this proxy statement below.

      The Compensation Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005, a copy of which may be accessed on the internet at www.sec.gov.

      Nominating Committee. The Nominating Committee currently consists of Messrs. Grover, Chairman, Ladd and Smith, all of whom are non-employee directors and "independent" as defined in Section 121 A of the American Stock Exchange rules and the Exchange Act. The Nominating Committee held two meetings after the fiscal year ended March 31, 2006, at which all members of the Nominating Committee were present. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to the Company's Board of Directors. The Nominating Committee considers candidates recommended by security holders, directors, officers and outside sources and considers criteria such as business experience, ethical standards and personal qualifications in evaluating all such nominees. Stockholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee may submit such nomination to the Secretary of the Company for receipt not less than 80 days prior to the date of the next Annual Meeting of stockholders and include (i) the name and address of the stockholder making the nomination, (ii) information regarding such nominee as would be required to be included in the proxy statement, (iii) a representation of the stockholder, and the stockholder's intent to appear in person or by proxy at the meeting to propose such nomination, and (iv) the written consent of the nominee to serve as a director if so elected.

      The Nominating Committee currently operates under a written charter adopted and approved by the Board of Directors as of June 15, 2005, a copy of which may be accessed on the internet at www.sec.gov.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Stockholders of Mexco Energy Corporation:

      The Company's Compensation Committee makes recommendations regarding compensation of the Company's executive officers, including the CEO, subject to approval of the entire Board of Directors.

      Compensation for executive officers is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

      Executive compensation for all executive officers, including the CEO, is based on the performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the environmental quality of the Company's operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

July 12, 2006                                  Compensation Committee


                                               Arden R. Grover
                                               Jack D. Ladd
                                               Jeffry A. Smith

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was formed as of June 15, 2005 and Messrs. Ladd, Grover and Smith were appointed members thereof. No member of the Compensation Committee is an officer or employee of the Company. None of the Company's executive officers served on the board of directors or the compensation committee of any other entity, for which any officers of such other entity served either on our Board of Directors or the Compensation Committee. The Company's Compensation Committee makes recommendations regarding compensations subject to approval of the entire Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Mexco Energy Corporation:

      It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter to govern the Audit Committee. The Audit Committee is satisfied with the adequacy of the charter based upon its evaluation of the charter during fiscal 2006. The Audit Committee met four times during fiscal 2006. The current members of the Audit Committee are independent directors.

      The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at Grant Thornton LLP, as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants that firm's independence from the Company and its management. The Audit Committee has concluded that on-audit services provided by Grant Thornton LLP do not result in conflict in maintaining that firm's independence.

      Audit fees billed to the Company by Grant Thornton LLP for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports on Form 10-Q totaled $75,168 during the Company's 2006 fiscal year and $60,151 during the Company's 2005 fiscal year. There were no fees for audit related services for fiscal years ending March 31, 2006 and March 31, 2005. The Company has obtained no other services from Grant Thornton LLP.

      Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2006 be included in the Company's Annual Report on Form 10-K.

July 12, 2006                                  Audit Committee


                                               Jack D. Ladd
                                               Arden R. Grover
                                               Jeffry A. Smith

                             MANAGEMENT COMPENSATION

      The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

      The following table sets forth information concerning annual and long-term compensation paid or accrued to executive officers for services in all capacities to the Company for the fiscal year ended March 31, 2006.

                           SUMMARY COMPENSATION TABLE

                                                                                    Securities                All
         Name and                                                                   Underlying               Other
     Principal Position                 Year        Salary          Bonus            Options              Compensation
   ---------------------------------    ----       -----------     ----------       -----------           ------------
   Nicholas C. Taylor                   2006       $      -        $     -               -                 $    6,100
     President & CEO                    2005       $      -        $     -               -                 $      500
                                        2004       $      -        $     -               -                 $    1,100
   Donna Gail Yanko                     2006       $    21,165     $    3,000            -                 $    6,000
     Vice President &                   2005       $    20,400     $    2,500            -                 $     -
     Secretary                          2004       $    18,750     $    2,500           5,000              $     -
   Tamala L. McComic                    2006       $    92,326*    $   12,500            -                 $     -
     Vice President,                    2005       $    85,475*    $   10,000            -                 $     -
     Treasurer & Asst Sec.              2004       $    75,400     $    7,500          20,000              $     -
   Thomas Graham, Jr.                   2006       $    24,000     $     -               -                 $    6,000
     Chairman                           2005       $    24,000     $     -             30,000              $     -
                                        2004       $    24,000     $     -               -                 $     -
   Thomas R. Craddick                   2006       $     4,800     $     -               -                 $     -
     Director                           2005       $     1,200     $     -               -                 $     -
                                        2004       $     1,200     $     -               -                 $     -

      o All other compensation is comprised of director fees. There are no employment agreements or retirement benefit plans. Effective July 1, 2005 directors fees are paid at the rate of $1,500 per director quarterly. Prior to July 1, 2005, non-employee directors were paid $100 per meeting. The sole compensation received by the President and CEO of the Company for such period consisted of director's fees.

      * Includes $3,952 in accrued vacation not taken and sold back to the Company.

Employee Incentive Stock Option Plans

      The Company adopted an employee incentive stock plan effective September 14, 2004 supplementing the prior plan adopted September 15, 1997. Under the 1997 plan, 350,000 shares were available for distribution. Awards, granted at the discretion of the compensation committee of the Board, included stock options and restricted stock. Stock options were incentive stock options or non-qualified stock options. The exercise price of each option was not to be less than the market price of the Company's stock on the date of grant. The maximum term of the options is ten years. Restricted stock was to be granted with a condition to attain a specified goal. The purchase price was to be at least $5.00 per share of restricted stock. The awards of restricted stock were to be accepted within sixty days and vest as determined by agreement. Holders of restricted stock were to have all rights of a shareholder of the Company. At March 31, 2006, no restricted stock had been granted under either plan.

      The Mexco Energy Corporation 2004 Incentive Stock Plan is to replace, modify and extend the termination date of the existing stock option plan to September 14, 2009. The Plan provides for the award of stock options up to 375,000 shares of which 125,000 may be the subject of stock grants without restrictions and without payment by the recipient and stock awards of up to 125,000 shares with restrictions including payment for the shares and employment of not less than three years from the date of the award. The terms of the stock options are similar to those of the Company's Stock Option Plan except that the term of the Plan is five years from the date of its adoption.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended March 31, 2006, and unexercised options held at March 31, 2006 by each of the named executive officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2006
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Securities             Value of Unexercised
                                                         Underlying      Unexercised             In-the-Money
                              Shares                                                              Options at
                             Acquired      Options at            March 31, 2006                 March 31, 2006
                                On           Value       ----------------------------   ------------------------------
                             Exercise       Realized     Exercisable    Unexercisable   Exercisable      Unexercisable
                             --------       --------     -----------    -------------   -----------      -------------
Thomas R. Craddick               0             $0           27,500           2,500      $    79,000       $    11,500
Thomas Graham, Jr.               0             $0           47,500          22,500      $    87,075       $    46,725
Tamala L. McComic                0             $0           27,500          12,500      $   106,500       $    37,500
Nicholas C. Taylor               0             $0           10,000               0      $    33,500       $         0
Donna Gail Yanko                 0             $0           42,500           2,500      $    78,000       $     6,500

(1) The closing price per share on March 31, 2006, was $8.60 as reported by the American Stock Exchange.

      Defined Benefit Plans and Other Arrangements. Long-term incentive compensation for senior executive officers is not included in the Company policy. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its 1997 and 2004 Incentive Stock Plans. These plans are described above.

                     OPTION GRANTS IN LAST FISCAL YEAR TABLE

      No options were granted for the fiscal year ending March 31, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 2004, the Company with a team of Russian and U.S. experts began a preliminary study for exploration and development of oil and natural gas reserves in Russia. In connection therewith the Company organized OBTX, LLC, a Delaware limited liability company, in which Mexco owns a 90% interest with the remaining 10% interest split equally among three individuals, one of whom is Arden Grover, a director of the Company. OBTX, LLC, plans to participate in any Russian ventures entered into and own a 50% interest. Mr. Grover serves as a member of the board of directors of both OBTX, LLC and its 50% owned Russian subsidiary GazTex, LLC. Since inception of this venture Mr. Grover has invested $19,389 as his share of 3 1/3% ownership of OBTX, LLC.

                                PERFORMANCE GRAPH

      The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in an index of Peer Group Competitors over a five-year period beginning March 31, 2001 and ending March 31, 2006. The selected Peer Group consists of several larger independent oil and gas producers: Noble Affiliates, Inc., Pogo Producing Company, Anadarko Petroleum Corporation, Apache Corporation, and Parallel Petroleum Corporation. This group of companies is used by the Company for certain comparisons.

                                  [LINE GRAPH]

                        3/01    3/02    3/03    3/04    3/05    3/06
                        ----    ----    ----    ----    ----    ----
MEXCO                    100      94     116     141     189     249
S&P 500                  100      99      73      97     102     112
PEER GROUP               100      97      95      99     135     144

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG MEXCO ENERGY CORPORATION, THE S & P 500 INDEX
                                AND A PEER GROUP

                          2001      2002      2003      2004      2005      2006
                          ----      ----      ----      ----      ----      ----
MEXCO .................   $ 92      $ 86      $106      $129      $159      $249
S&P 500 ...............   $ 77      $ 77      $ 57      $ 75      $ 79      $112
PEER GROUP ............   $128      $124      $122      $127      $173      $144

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 12, 2006, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

                                                                                    Number of Shares                 Percent
                                                                                     of Common Stock                   of
                                                                                  Beneficially Owned (1)              Class
                                                                                  ----------------------              -----
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK
Howard E. Cox, Jr.,    Box 2217, 800 Winter St., #300, Waltham, MA  02451                 213,400                     12.24

SECURITY OWNERSHIP OF MANAGEMENT
Thomas R. Craddick                                                                         30,000                      1.69
Tamala L. McComic                                                                          36,880                      2.07
Thomas Graham, Jr.                                                                        137,500 (3)                  7.66
Arden R. Grover (4)                                                                        25,900                      1.48
Jack D. Ladd (4)                                                                           29,675                      1.68
Jeffry A. Smith (4)                                                                         9,300                      0.53
Nicholas C. Taylor                                                                        888,811                     50.70
Donna Gail Yanko                                                                           75,362 (2)                  4.17
Officers and directors as a group
  (8 persons)                                                                           1,233,428                     62.40

----------
(1) Included in the number of shares of Common Stock Beneficially Owned are shares that such persons have the right to acquire within 60 days of July 12, 2006, pursuant to options to purchase such Common Stock (Mr. Craddick, 30,000; Ms. McComic, 35,000; Mr. Smith, 5,000; Mr. Graham, 52,500; Mr.
      Grover, 10,000; Mr. Ladd, 27,500; Mr. Taylor, 10,000 and Ms. Yanko,
      43,750).
(2) Of these shares, Ms. Yanko's spouse owns 944 shares and the right to acquire 20,000 shares pursuant to options to purchase such Common Stock.
(3)   Of these shares, Mr. Graham's spouse owns 7,000 shares.
(4)   Denotes a non-employee Director.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10 percent of the Company's outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish the Company with copies of all forms they file under this regulation.

      Based on our records and other information, the Company believes that during the fiscal year ended March 31, 2006 all applicable Section 16(a) filing requirements were met, except that, due to an administrative oversight, one late filing of Form 4 was made for Mr. Craddick.

                   FEES TO INDEPENDENT REGISTERED ACCOUNTANTS

      Audit Fees. The aggregate fees billed for the fiscal years 2005 and 2006 for professional services rendered by the principal independent accountant, Grant Thornton LLP, for the audit of the Company's annual financial statements and review of the Company's quarterly reports on Form 10-Q are $60,151 and $75,168, respectively.

      Audit Related Fees. There were no fees billed for each of the last two fiscal years for assurance and related services by the principal independent accountant, Grant Thornton LLP, that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption "Audit Fees" above.

      Tax Fees. There were no fees billed for the fiscal years 2005 and 2006 for professional services rendered by the principal independent accountant, Grant Thornton LLP, for tax compliance, tax advice and tax planning.

      All Other Fees. There were no other fees billed in each of the last two fiscal years for products or services provided by the principal independent accountant, Grant Thornton, LLP, other than those reported under the captions "Audit Fees" above.

      The Audit Committee's policy on pre-approval of audit and audit related fees requires the Chairman of the Audit Committee to sign all engagement letters of the principal independent accountant prior to commencement of any audit or audit related services, all of which was performed in connection with the last two fiscal years of the Company by the principal independent accountants, Grant Thornton, LLP, full-time, permanent employees.

     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      The Board of Directors has selected Grant Thornton LLP for appointment as independent registered public accountants for the Company for the fiscal year ending March 31, 2007, subject to ratification by the stockholders. Grant Thornton LLP served as independent registered public accountants for the Company for the fiscal year ended March 31, 2006. A representative of that firm will not be present at the Annual Meeting, but will be available by telephone, and have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                 STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

      The next Annual Meeting of the Company's stockholders is scheduled to be held on September 14, 2006. Appropriate proposals of stockholders intended to be presented at the 2007 Annual Meeting must be received by Ms. Donna Gail Yanko, Secretary, no later than March 12, 2007, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

      In addition, the Company's policy has established advance notice procedures to shareholders proposals not included in the Company's proxy statement, to be brought before an Annual Meeting. In general, the Secretary of the Company must receive notice of any such proposal not less than 80 days prior to the date of the Annual Meeting at the address of the Company's principal executive offices above. Such notice must include the information which would be required to be included in the proxy statement filed pursuant to the rules of the Securities and Exchange Commission had the proposal been made by the Board of Directors.

                                  OTHER MATTERS

      Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

      STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 2006, THROUGH THE PUBLIC REGISTER'S ANNUAL REPORT SERVICE AT HTTP://WWW.PRARS.COM. A COPY OF THE REPORT ALSO MAY BE OBTAINED FROM THE INTERNET AT www.sec.gov.

                                   BY ORDER OF THE BOARD OF DIRECTORS
                                   Donna Gail Yanko, Secretary

                                 ANNUAL MEETING
                               September 14, 2006
                                   2:00 P.M.
                           Petroleum Club of Midland
                        501 West Wall, Midland, TX 79701

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

Please return this proxy card which requires no postage if mailed in the U.S.A.

The undersigned stockholder of Mexco Energy Corporation hereby appoints Nicholas
C. Taylor, Thomas Graham, Jr. and Jack D. Ladd or any one or more of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held September 14, 2006, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat, (A) as instructed below with respect to the stated matter and (B) in their discretion upon other matters which properly come before the meeting. UNLESS A CONTRARY INSTRUCTION IS SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR ALL ITEMS.

A  Election of Directors

1. The Board of Directors recommends a vote FOR the following nominees:

                          FOR   WITHHOLD                          FOR   WITHHOLD
   THOMAS R. CRADDICK     [  ]    [  ]       DONNA GAIL YANKO     [  ]    [  ]

   THOMAS GRAHAM, JR.     [  ]    [  ]       JACK D. LADD         [  ]    [  ]

   ARDEN R. GROVER        [  ]    [  ]       NICHOLAS C. TAYLOR   [  ]    [  ]

   JEFFRY A. SMITH        [  ]    [  ]


B  Issue

The Board of Directors recommends a vote FOR the following proposal:

2. Proposal to ratify the selection of            For    Against    Abstain
Grant Thornton LLP as independent public          |_|      |_|        |_|
accountants of the Company for the fiscal year ended March 31, 2007.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated July 12, 2006.

Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporation name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such.

                                  Dated
                                        ----------------------------------------

                                  Signature 1
                                              ----------------------------------

                                  Signature 2
                                              ----------------------------------